UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

EIGHTCO HOLDINGS INC. (f/k/a CRYPTYDE, INC.)
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

200 9th Avenue North, Suite 220 Safety Harbor, Florida	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on the Current Report on Form 8-K dated October 11, 2022, Eightco Holdings, Inc. (f/k/a Cryptyde, Inc.)(NASDAQ: OCTO) (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“NASDAQ”) stating that the Company was not in compliance with the minimum bid price requirement of $1.00 per share set forth in NASDAQ Rules for continued listing on NASDAQ.

The Company was provided 180 calendar days, or until April 3, 2023, to regain compliance with Nasdaq Listing Rule 5550(a)(2) (the “Listing Rule”). To regain compliance, the shares of the Company’s common stock must have had a closing bid price of at least $1.00 for a minimum of 10 consecutive business days.

On April 11, 2023, the Company received a Staff Determination (the “Determination”) that the Company did not comply with the Listing Rule. Unless the Company requests an appeal of the Determination, the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market at the opening of trading on April 20, 2023.

The Company intends to appeal the Determination; however, there is no guaranty that the Company will be successful in its appeal. Ultimately, if the Company is not successful in its appeal, the Company’s common stock may be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2023

Eightco Holdings Inc.

	By:	/s/ Brian McFadden
	Name:	Brian McFadden
	Title:	Chief Executive Officer and President